EXHIBIT 5.1

                       Akerman, Senterfitt & Eidson, P.A.
                         SunTrust International Center
                                   28th Floor
                              One S.E. 3rd Avenue
                           Miami, Florida 33131-1714



                                               June 22, 1998

Aviation Sales Company
6905 NW 25th Street
Miami, Florida  33122

         RE:      REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

         We have acted as counsel to Aviation Sales Company, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") for the proposed exchange (the "Exchange") by the Company of 8 1/8% Senior Subordinated Notes Due 2008 ("New Notes") for an equal principal amount of its outstanding 8 1/8% Senior Subordinated Notes Due 2008 ("Old Notes").

         In connection with the proposed Exchange, we have examined the Company's Certificate of Incorporation and By-laws, as presently in effect, the Company's relevant corporate proceedings, the draft Registration Statement on Form S-4 covering the proposed Exchange, including Amendment No. 1 (the "Registration Statement"), including the Prospectus filed as a part of the Registration Statement, the Indenture dated February 17, 1998, in respect of the Old Notes and the New Notes (the "Indenture"), and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         We understand that the New Notes are to be issued to the holders of the Old Notes in the Exchange and are to be available for resale by such holders, all in the manner described in the Prospectus, which is a part of the Registration Statement, and in the Indenture.

         Based on the foregoing and upon the representations made to us by the officers and directors of the Company, we are of the opinion that:



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Aviation Sales Company
June 2, 1998
Page 2

1. The issuance of the New Notes to the holders of the Old Notes pursuant to the terms of the Exchange and the Indenture have been duly authorized by all necessary corporate action of the Company.

2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and the New Notes have been duly issued to and exchanged for the Old Notes, all in accordance with the terms of the Exchange, the Indenture and the Registration Statement, such New Notes will be validly issued and will constitute binding obligations of the Company, subject, as to enforcement (i) to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and (ii) to general principles of judicial discretion and equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity or in a bankruptcy proceeding and except that (i) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or by public policy and (ii) waivers as to usury, stay or extension laws may be unenforceable).

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement regarding the validity of the New Notes. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

                                      Sincerely,

                                      /S/ AKERMAN, SENTERFITT & EIDSON PA
                                      -----------------------------------
                                      AKERMAN, SENTERFITT & EIDSON, P.A.